SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                               FORM 8-K

                            CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




    Date of Report (Date of earliest event reported) April 7, 1995



...................... FRANKLIN RESOURCES, INC...................
        (Exact name of registrant as specified in its charter)



.... DELAWARE .................. 1-9318 ..... 13-2670991 ........
(State or other jurisdiction     (Commission  (IRS Employer
 of incorporation)               File Number) Identification No.)



777 MARINERS ISLAND BLVD., SAN MATEO, CALIFORNIA ...... 94404....
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code.(415) 312-3000



.................................................................
     (Former name or former address, if changed since last report)





Item 5. Other Events

An  exhibit  is  filed herewith in connection  with  the
Registration Statement on Form S-3, as amended, filed by
Franklin Resources, Inc. ("FRI") with the Securities and
Exchange  Commission  for  the  registration   of   debt
securities (No. 33-53147). The exhibit consists of the computation of ratios of earnings to fixed charges for the past five fiscal years and for the three month period ended December 31, 1994, which is incorporated by reference into such Registration Statement.


Item 7. Financial Statements and Exhibits

(c)Exhibits

Exhibit "12" - Computation of ratios of earnings to fixed charges.
                                                                      Exhibit 12

                   COMPUTATION OF EARNINGS TO FIXED CHARGES


                     For Fiscal Years ending September 30,

(Dollars in thousands)             1994      1993      1992      1991      1990

Income before taxes            $362,521  $274,398  $204,748  $162,719  $144,423
Add fixed charges:
   Interest expense              29,765    28,760     2,137        94        73
   Interest factor on rent        5,045     4,603     2,735     2,475     2,139
Total fixed charges              34,810    33,363     4,872     2,569     2,212

Earnings before fixed charges
   and taxes on income         $397,331  $307,761  $209,620  $165,288  $146,635

Ratio of earnings to fixed
   charges                         11.4       9.2      43.0      64.3      66.3
Note:  Fiscal year 1993 amounts have been revised to correspond to the income statement reclassifications made in 1994.


For the three months ended December 31,

(Dollars in thousands)             1994      1993
Income before taxes             $92,431   $89,135
Add fixed charges:
   Interest expense               7,087     8,055
   Interest factor on rent        1,492     1,331
Total fixed charges               8,579     9,386

Earnings before fixed charges
   and taxes on income         $101,010   $98,521

Ratio of earnings to fixed
   charges                         11.8      10.5

                        SIGNATURE


       Pursuant  to  the requirements of the  Securities
Exchange  Act  of 1934, the registrant has  duly  caused
this   report  to  be  signed  on  its  behalf  by   the
undersigned hereunto duly authorized.


                           FRANKLIN RESOURCES, INC.
                           (Registrant)


Date: April 7, 1995        /s/  Leslie M. Kratter
                    LESLIE M. KRATTER,Vice President